Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

SMARTSTOP SELF STORAGE ACQUIRES

TEMPE, ARIZONA FACILITY FOR $4.4 MILLION

SmartStop® Now Owns Six Facilities in Arizona Totaling 2,800 Units

TEMPE, Ariz. – March 27, 2015 – SmartStop Self Storage (SmartStop®) recently acquired a self- storage facility totaling approximately 350 units and approximately 32,400 net rentable square feet with an aggregate purchase price of approximately $4.4 million. The Tempe, Ariz. self storage facility will be managed by SmartStop® and re-branded under the SmartStop Self Storage trade name.

“This facility is in a solid retail location —a growth market with excellent demographics,” said H. Michael Schwartz, SmartStop’s chairman and CEO. “We will continue to focus on major metros like the greater Phoenix market which offer tremendous long term value.”

Located at 3803 South Priest Dr., the two-story facility is currently 89 percent occupied. Built in 2005, the property offers easy access with grade level drive-up and climate control units.

“The Tempe facility adds a high quality, in-fill, fully air-conditioned store to our growing Phoenix portfolio,” said Wayne Johnson, SmartStop’s chief investment officer (CIO).

In addition to the Tempe property, SmartStop owns five other facilities in the Phoenix market, bringing its total inventory in the market to approximately 2,800 self-storage units.

•	SmartStop® Guadalupe Road in Mesa: 560 units, 74,700 square feet.

•	SmartStop® Missouri in Phoenix: 525 units, 40,300 square feet.

•	SmartStop® Broadway Road in Tempe: 440 units, 72,400 square feet.

•	SmartStop® Washington Street in Phoenix: 450 units, 56,500 square feet.

•	SmartStop® Chandler in Chandler: 480 units, 51,000 square feet

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust Inc.)

SmartStop Self Storage, Inc. (SmartStop®) is a fully integrated, self-administered and self-managed self storage company, which owns/operates 164 self storage properties in 20 states and Toronto, Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the seventh largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s filings with the Securities and Exchange Commission, including those described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. This is neither an offer nor a solicitation to purchase securities.